Exhibit 99.1

Omeros Announces Pricing of Public Offerings

--6,900,000 Shares of Common Stock--

--$210,000,000 of 5.25% Convertible Senior Notes due 2026--

SEATTLE--(BUSINESS WIRE)—August 12, 2020 -- Omeros Corporation (Nasdaq: OMER) (“Omeros”) today announced that it has priced concurrent underwritten public offerings of 6,900,000 of shares of its common stock (the “Shares”) at a public offering price of $14.50 per Share for proceeds of approximately $100,050,000, prior to the deduction of underwriting discounts and commissions and estimated offering expenses payable by Omeros (the “Equity Offering”), and $210,000,000 aggregate principal amount of 5.25% convertible senior notes due 2026 (the “2026 Convertible Notes” and such offering, the “Notes Offering”). In addition, Omeros has granted to the underwriters of the Equity Offering a 30-day option to purchase up to an additional 1,035,000 Shares and to the underwriters of the Notes Offering a 30-day option, solely to cover over-allotments, to purchase up to an additional $31,500,000 aggregate principal amount of 2026 Convertible Notes. The Equity Offering and the Notes Offering are each expected to close on August 14, 2020, subject to customary closing conditions. Neither offering is contingent on the completion of the other offering.

BofA Securities and JP Morgan are acting as the book-running managers for the Equity Offering. Cantor Fitzgerald is also acting as a book-running manager, and WBB Securities is acting as co-manager, for the Equity Offering. BofA Securities, JP Morgan and RBC Capital Markets are acting as the book-running managers for the Notes Offering.

The 2026 Convertible Notes will be senior unsecured obligations of Omeros and will bear interest at a rate of 5.25% per year, payable semi-annually in arrears. The 2026 Convertible Notes will mature on February 15, 2026, unless earlier converted, repurchased or redeemed in accordance with their terms, and will be convertible, subject to the satisfaction of certain conditions, into cash, shares of Omeros’ common stock or a combination thereof as elected by Omeros in its sole discretion.

The initial conversion rate for the 2026 Convertible Notes is 54.0906 shares of Omeros’ common stock per $1,000 principal amount of 2026 Convertible Notes (which is equivalent to an initial conversion price of approximately $18.49 per share, which represents a premium of approximately 27.5% over the public offering price of Omeros’ common stock in the Equity Offering of $14.50 per share). Omeros will have the right to redeem the 2026 Convertible Notes on or after August 15, 2023, subject to certain conditions and limitations.

The Equity Offering is expected to result in approximately $93.7 million in net proceeds to Omeros, and the Notes Offering is expected to result in approximately $203.7 million in net proceeds to Omeros, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by Omeros, and in each case, assuming no exercise of the underwriters’ option to purchase additional Shares or 2026 Convertible Notes.

Omeros intends to use approximately $21.7 million of the net proceeds of the Notes Offering to fund the cost of entering into capped call transactions with the option counterparties, as described below. In addition, Omeros intends to use approximately $127.4 million of the net proceeds of the Notes Offering to repurchase approximately $115 million aggregate principal amount of its existing 6.25% Convertible Senior Notes due 2023 (the “2023 Convertible Notes”) in privately negotiated transactions as described below, and expects to receive approximately $8.4 million from unwinding a proportionate amount of the capped call transaction that it entered into with a financial institution (the “existing option counterparty”) in connection with the issuance of the 2023 Convertible Notes (the “existing capped call transaction”).

Omeros intends to use the net proceeds from the Equity Offering and the remainder of the net proceeds from the Notes Offering for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing its development programs and product candidates toward regulatory submissions and potential commercialization.

In connection with the pricing of the 2026 Convertible Notes, Omeros entered into privately negotiated capped call transactions with certain financial institutions (“option counterparties”). The capped call transactions are intended to reduce the potential dilution with respect to Omeros’ common stock or, at its election (subject to certain conditions), offset potential cash payments in excess of the principal amount of the converted 2026 Convertible Notes, upon conversion of the 2026 Convertible Notes, with such reduction or offset subject to a cap of $26.10, representing a premium of 80% over the public offering price of Omeros’ common stock in the Equity Offering. If the underwriters exercise their option to purchase additional 2026 Convertible Notes, Omeros expects to enter into additional capped call transactions with the option counterparties.

Omeros has been informed that in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates expect to purchase shares of Omeros’ common stock and/or enter into various derivative transactions with respect to Omeros’ common stock concurrently with or shortly after the pricing of the 2026 Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of Omeros’ common stock or the 2026 Convertible Notes at that time.

In addition, the option counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Omeros’ common stock and/or purchasing or selling Omeros’ common stock or other securities of Omeros’ in secondary market transactions prior to the maturity of the 2026 Convertible Notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 50-trading day period beginning on the 51st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or conversion of the 2026 Convertible Notes if Omeros makes the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Omeros’ common stock or the 2026 Convertible Notes, which could affect a noteholder’s ability to convert the 2026 Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of the 2026 Convertible Notes, could affect the amount and value of the consideration that a noteholder will receive upon conversion of the 2026 Convertible Notes.

Concurrently with the Notes Offering, Omeros intends to use approximately $127.4 million of the proceeds from the offering to repurchase approximately $115 million aggregate principal amount of its outstanding 2023 Convertible Notes in privately negotiated transactions. Omeros expects that holders of the 2023 Convertible Notes that sell their 2023 Convertible Notes to Omeros in any note repurchase transaction may enter into or unwind various derivatives with respect to Omeros’ common stock and/or purchase or sell shares of Omeros’ common stock in the market to hedge their exposure in connection with these transactions. This activity could increase (or reduce the size of any decrease in) the market price of Omeros’ common stock or the 2026 Convertible Notes at that time and could result in a higher effective conversion price for the 2026 Convertible Notes.

In connection with the repurchase of the 2023 Convertible Notes, Omeros intends to terminate a portion of the existing capped call transaction in a notional amount corresponding to the amount of such 2023 Convertible Notes repurchased. In connection with the partial termination of the existing capped call transaction and the related unwinding of the existing hedge position of the existing option counterparty with respect to such transaction, the existing option counterparty and/or its respective affiliates are expected to sell shares of Omeros’ common stock in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to Omeros’ common stock. This activity could decrease (or reduce the size of any increase in) the market price of Omeros’ common stock or the 2026 Convertible Notes at that time.

The Equity Offering and the Notes Offering are being made pursuant to Omeros’ shelf registration statement on Form S-3 (File No. 333-235349) including the base prospectus contained therein, and a prospectus supplement related to the Equity Offering (together with such base prospectus, the “Equity Prospectus”) and a prospectus supplement related to the Notes Offering (together with such base prospectus, the “Notes Prospectus”), all of which Omeros filed or will file with the Securities and Exchange Commission (“SEC”). Before investing in the Shares or the 2026 Convertible Notes, investors should read the Equity Prospectus and the Notes Prospectus, respectively, in each case, including the documents incorporated by reference therein, and any free writing prospectus related to the Equity Offering and the Notes Offering, as the case may be. These documents may be freely obtained by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained, when available, from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or via email: dg.prospectus_requests@bofa.com and J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by e-mail at prospectus-eq_fi@jpmorgan.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Omeros. The Shares and the 2026 Convertible Notes (and any shares of Omeros’ common stock issuable upon conversion of the 2026 Convertible Notes) are not being offered in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Omeros Corporation

Omeros is a commercial-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, complement-mediated diseases, disorders of the central nervous system and immune-related diseases, including cancers. In addition to its commercial product OMIDRIA (phenylephrine and ketorolac intraocular solution) 1% / 0.3%, Omeros has multiple clinical-stage development programs focused on complement-mediated disorders and substance abuse, as well as a diverse group of preclinical programs including GPR174, a novel target in immuno-oncology that modulates a new cancer immunity axis recently discovered by Omeros. Small-molecule inhibitors of GPR174 are part of Omeros’ proprietary G protein-coupled receptor (“GPCR”) platform through which it controls 54 new GPCR drug targets and their corresponding compounds. The company also exclusively possesses a novel antibody-generating platform.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding expectations with respect to granting the underwriters options to purchase additional shares or notes, completion of the proposed offerings, the anticipated use of proceeds of the proposed offerings, any expected selling or hedging activities of various counterparties or other market participants and the potential impact on trading in or the market price of Omeros’ stock, constitute forward-looking statements. These forward-looking statements are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with product commercialization and commercial operations, unproven preclinical and clinical development activities, regulatory oversight, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020, as supplemented by the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed with the SEC on August 10, 2020, and subsequent reports filed with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.